Exhibit 24(b)(10):  Consent of Independent Registered Public Accounting Firm

Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 46 to the Registration Statement (Form N-4 No. 033-75996) of Variable Annuity Account B of ING Life Insurance and Annuity Company, and to the use therein of our reports dated (a) March 27, 2014,  with  respect  to  the  consolidated  financial  statements  of  ING  Life  Insurance  and  Annuity Company  and  (b)  April 11, 2014,  with  respect  to  the  financial  statements  of  Variable  Annuity Account B of ING Life Insurance and Annuity Company.

                                                                                                             /s/ Ernst & Young LLP

Atlanta, Georgia

April 11, 2014